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Exhibit 23

INDEPENDENT AUDITORS CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 2-97014, 333-42276, 33-62944, 333-10987, 333-88076, 333-53715, 333-87775, 333-87803, 333-48998, 333-49106, and 333-91693 on Form S-8 and 333-73157 on Form S-3 of Louisiana-Pacific Corporation of our report dated February 4, 2003 (February 27, 2003 as to Note 18), appearing in this Annual Report on From 10-K of Louisiana-Pacific Corporation for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Portland, Oregon
March 14, 2003

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  Exhibit 23
INDEPENDENT AUDITORS CONSENT